                                                                     EXHIBIT 4.5











                  WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE OF
                       ADVANTA BUSINESS CARD MASTER TRUST

                                     Issuer

                                       and

                               ADVANTA BANK CORP.

                                  Administrator




                            ADMINISTRATION AGREEMENT

                           Dated as of August 1, 2000

                                                 TABLE OF CONTENTS

                                                                                                                    PAGE
         1.       Duties of Administrator.........................................................................    2

         2.       Records.........................................................................................    6

         3.       Compensation....................................................................................    6

         4.       Additional Information to be Furnished to Issuer................................................    7

         5.       Independence of Administrator...................................................................    7

         6.       No Joint Venture................................................................................    7

         7.       Other Activities of Administrator...............................................................    7

         8.       Term of Agreement; Resignation and Removal of Administrator.....................................    7

         9.       Action upon Termination, Resignation or Removal.................................................    8

         10.      Notices.........................................................................................    8

         11.      Amendments......................................................................................    9

         12.      Successors and Assigns.........................................................................    10

         13.      GOVERNING LAW..................................................................................    10

         14.      Headings.......................................................................................    10

         15.      Counterparts...................................................................................    10

         16.      Severability...................................................................................    11

         17.      Not Applicable to ABC in Other Capacities......................................................    11

         18.      Limitation of Liability of Owner Trustee.......................................................    11

         19.      Third-Party Beneficiary........................................................................    11

         20.      Nonpetition Covenants..........................................................................    11

         21.      Successor Administrator........................................................................    11

         ADMINISTRATION AGREEMENT, dated as of August 1, 2000 (the "Administration Agreement"), between WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee") of ADVANTA BUSINESS CARD MASTER TRUST, a common law trust organized and existing under the laws of the State of Delaware (herein, the "Issuer"), and ADVANTA BANK CORP., a Utah industrial loan corporation ("ABC"), as administrator (herein, the "Administrator").


                              W I T N E S S E T H :

         WHEREAS, the Issuer has entered into a Master Indenture, dated as of August 1, 2000 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and Bankers Trust Company, a New York banking corporation, as indenture trustee (the "Indenture Trustee") to provide for the issuance of its asset backed notes (the "Notes");

         WHEREAS, the Issuer and the Owner Trustee have entered, and from time to time in the future may enter, into certain agreements in connection with the issuance of the Notes and of the beneficial ownership interest in the Issuer, including, without limitation, (i) the Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Transfer and Servicing Agreement"), among Advanta Business Receivables Corp., as Transferor (the "Transferor"), ABC, as Servicer (in such capacity, the "Servicer"), and the Issuer, (ii) the Trust Agreement, dated as of August 1, 2000 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Trust Agreement"),
(iii) one or more Letters of Representations (the "Letters of Representations"), among the Issuer, the Indenture Trustee, and The Depository Trust Company, (iv) one or more Indenture Supplements (as defined in the Indenture) and (v) the Indenture (the Transfer and Servicing Agreement, the Letters of Representations, the Trust Agreement, the Indenture and the Indenture Supplements, together with any other agreements entered into by the Issuer or the Owner Trustee from time to time in connection with the Notes and the beneficial ownership interest in the Issuer, being hereinafter referred to collectively as the "Related Agreements") (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, or if not defined therein, in the Indenture or the Trust Agreement);

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interest in the Issuer (the holder of such interest being referred to herein as the "Owner");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request;

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Duties of Administrator.

         (a)      Duties with Respect to the Related Agreements.

         The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                  (i) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Section 2.03);

                  (ii) the duty to cause the Note Register to be kept, to appoint a successor Transfer Agent and Registrar, if necessary, and to give the Indenture Trustee notice of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Transfer Agent and Registrar and Note Register (Section 2.05);

                  (iii) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Sections 2.11 and 8.09);

                  (iv) the duty to direct the Indenture Trustee to deposit with any Paying Agent the sums specified in the Indenture and the preparation of an Issuer Order directing the investment of such funds in Eligible Investments (3.03);

                  (v) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                  (vi) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03);

                  (vii) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other related instrument and agreement (Section 3.04);

                  (viii) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect the Collateral (Section 3.05);

                  (ix) the obtaining of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Collateral (Section 3.06);

                  (x) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                  (xi) the delivery of notice to the Indenture Trustee of the occurrence of any Servicer Default of which the Issuer has knowledge and the action, if any, the Issuer is taking in connection with such default (Section 3.07(d));

                  (xii) the delivery to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer of an Officer's Certificate with respect to various matters relating to compliance with the Indenture (Section 3.09);

                  (xiii) the preparation and obtaining of documents, certificates, opinions and instruments required in connection with the consolidation or merger by the Issuer with or into any other Person or the sale of the Issuer's assets substantially as an entirety to any Person (Section 3.10);

                  (xiv) the delivery of notice to the Indenture Trustee and the Rating Agencies of (1) each Event of Default, (2) each default by the Servicer or the Transferor under the Transfer and Servicing Agreement and (3) each default by a Seller under a Receivables Purchase Agreement (Section 3.19);

                  (xv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                  (xvi) the removal of the Indenture Trustee, if necessary and in compliance with the Indenture, and the appointment of a successor (Section 6.08);

                  (xvii) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

                  (xviii) the furnishing to the Indenture Trustee of the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee (Section 7.01);

                  (xix) the preparation of various reports to be filed with the Indenture Trustee and the Commission, as applicable (Section 7.03);

                  (xx) notifying the Indenture Trustee if and when the Notes are listed on any stock exchange (Section 7.04);

                  (xxi) the opening of one or more accounts in the Trust's name or on behalf of the Trust (Section 8.03);

                  (xxii) the preparation of an Issuer Order or Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.09 and 8.10);

                  (xxiii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 10.01, 10.02 and 10.03);

                  (xxiv) the execution of new Notes conforming to any supplemental indenture (Section 10.06);

                  (xxv) the preparation and delivery of all Officers' Certificates and the obtaining of Opinions of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 12.01(a));

                  (xxvi) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 12.01(b));

                  (xxvii) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.06);

                  (xxviii) compliance with the provisions of the Transfer and Servicing Agreement applicable to the Issuer; and

                  (xxix) compliance with any reasonable directive of the Indenture Trustee with respect to the exercise of any remedy if an Event of Default shall have occurred and be continuing with respect to any Series and the Notes of such Series shall have been accelerated pursuant to Section 5.03 of the Indenture.

         (b)      Additional Duties.

                  (i) In addition to the duties of the Administrator set forth above, but subject to Section 1(c)(ii), the Administrator shall perform all duties and obligations of the Issuer under the Related Agreements and shall perform such calculations and shall prepare for execution by the Issuer and shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Issuer shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 1(c)(ii) and 5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                  (ii) The Administrator shall perform the duties of the Transferor specified in Section 9.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Transferor or the Administrator under the Trust Agreement.

                  (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer or the Owner Trustee and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, prepare, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Documents. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

                  (v) The Administrator shall indemnify, defend and hold harmless the Owner Trustee and its successors, assigns, directors, officers, agents, employees and servants from and against any and all Expenses (as defined in the Trust Agreement), subject to the terms of Section 7.02 of the Trust Agreement.

         (c)      Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A)      the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection or enforcement of the Collateral);

                  (C) the amendment, change or modification of the Related Agreements;

                  (D) the appointment of successor Transfer Agents and Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E)      the removal of the Indenture Trustee.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments from its own funds to the Noteholders, the holders of Trust Beneficial Interests or Certificates or any other Person under the Related Agreements, (y) sell or foreclose upon the Collateral pursuant to Section 5.05 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor at any time during normal business hours.

         3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to $5,000 per month which shall be payable in accordance with the applicable Indenture Supplement, to the extent provided for therein. The Transferor shall be responsible for payment of the Administrator's fees (to the extent not paid pursuant to the applicable Indenture Supplement) and shall reimburse the Administrator for any of its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Related Document.

         4. Additional Information to be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8. Term of Agreement; Resignation and Removal of Administrator.

         (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Section 8(e) and (f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days prior written notice.

         (c) Subject to Section 8(e) and (f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty
(60) days prior written notice.

         (d) Subject to Section 8(e) and (f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                  (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                  (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the

Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clause
(ii) or (iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this
Section 8 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b), (c) or
(d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         (a)      if to the Issuer or the Owner Trustee, to

                           Advanta Business Card Master Trust
                           c/o Wilmington Trust Company
                           Rodney Square North

                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attention: Corporate Trust Administration

         (b)      if to the Administrator, to

                           Advanta Bank Corp.
                           11850 South Election Road
                           Draper, Utah 84020
                           Attn: Treasury Department

         (c)      if to the Indenture Trustee, to

                           Bankers Trust Company
                           Four Albany Street, 10th Floor
                           New York, New York 10006


         (d)      if to the Transferor, to

                           Advanta Business Receivables Corp.
                           639 Isbell Road, Suite 390
                           Reno, Nevada 89509
                           Attn: Treasury Department

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee, the Transferor, the Administrator or the Issuer are effective only upon receipt.

         11. Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Issuer and the Administrator, with the written consent of the Owner Trustee, without the consent of any of the Noteholders, the Transferor or the Owner, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders or Owner; provided, however, that (i) such amendment will not, as evidenced by an Officer's Certificate of the Administrator addressed and delivered to the Owner Trustee, materially and adversely affect the interests of any Noteholder or the Owner and (ii) the Rating Agency Condition will have been satisfied with respect to such amendment.

         This Agreement may also be amended from time to time, by a written amendment duly executed and delivered by the Issuer and the Administrator, with the written consent of the Owner Trustee, the Holders of Notes representing more than 50% of the Outstanding Amount of each adversely affected Series, the Transferor and the Owner, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Owner; provided, however, that, without the consent of the Holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment.

         Prior to the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

         It shall not be necessary for the consent of Noteholders pursuant to this Section 11 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Transferor and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Transferor, the Owner Trustee or the Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Transferor and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Not Applicable to ABC in Other Capacities. Nothing in this Agreement shall affect any obligation ABC may have in any other capacity, other than as Administrator.

         18. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles IV, V, VI and VII of the Trust Agreement.

         19. Third-Party Beneficiary.

         (a) The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         (b) Solely with respect to any amounts owing to the Indenture Trustee pursuant to Section 6.07 of the Indenture, the Indenture Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         20. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator shall not at any time with respect to the Issuer or the Transferor acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this Section 20 shall not operate to preclude any remedy described in Article V of the Indenture.

         21. Successor Administrator. In the event of a servicing transfer pursuant to Article V of the Transfer and Servicing Agreement, the successor servicer under the Transfer and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder. "Administrator" shall mean initially ABC and thereafter its permitted successors and assigns as provided in Section 12 or any successor Administrator as provided in this Section 21.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

                                     WILMINGTON TRUST COMPANY,
                                         as Owner Trustee of
                                         Advanta Business Card Master Trust


                                            /s/ Anita Dallago
                                     By: ______________________________________
                                         Name:  Anita Dallago
                                         Title: Financial Services Officer


                                     ADVANTA BANK CORP.,
                                      as Administrator

                                         /s/ Mark B.Hales
                                     By: ______________________________________
                                      Name:  Mark B. Hales
                                      Title: President



Acknowledged and Accepted:

ADVANTA BUSINESS RECEIVABLES CORP.,
 as Transferor

    /s/ Michael Coco
By: ___________________________________________
Name:   Michael Coco
Title:  Vice President - Finance


                  [Signature Page to Administration Agreement]

                                                                       EXHIBIT A
                                                     [Form of Power of Attorney]

                                POWER OF ATTORNEY

STATE OF DELAWARE             )
                              )ss.:
COUNTY OF NEW CASTLE          )

         KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust Company, as owner trustee of Advanta Business Card Master Trust, a Delaware common law trust ("Trust"), does hereby make, constitute and appoint Advanta Bank Corp., as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as attorneys-in-fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement, dated as of August 1, 2000, between the Trust and Advanta Bank Corp., as Administrator, and as such may be amended from time to time.

         This power of attorney is coupled with an interest and shall survive and not be affected by the subsequent bankruptcy, insolvency or dissolution of the Trust.

         All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

         EXECUTED this 18th day of August, 2000.


                                     WILMINGTON TRUST COMPANY,
                                          as Owner Trustee of
                                          Advanta Business Card Master Trust


                                     By:_______________________________________
                                     Name:
                                     Title:


                                       A-1